News Release Filed by AT&T Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a−12
of the Securities Exchange Act of 1934
Subject Company: Time Warner Inc.
Commission File No.: 1-15062

AT&T Reports Fourth-Quarter and Full-Year Results;
AT&T Meets Full-Year Guidance
With Strong Customer Growth

Full Year
•	Consolidated revenues of $163.8 billion
•	Operating income of $24.3 billion
•	Net income attributable to AT&T of $13.0 billion
•	Diluted EPS of $2.10 as reported and $2.84 as adjusted, compared to $2.37 and $2.71 in the prior year
•	Cash from operations of $39.3 billion
•	Free cash flow of $16.9 billion, up 6.8%

Fourth Quarter
•	Consolidated revenues of $41.8 billion
•	Operating income of $4.2 billion
•	Net income attributable to AT&T of $2.4 billion
•	Diluted EPS of $0.39 as reported and $0.66 as adjusted, compared to $0.65 and $0.63 in the year-ago quarter
•	Cash from operations of $10.1 billion
•	Free cash flow of $3.7 billion, up 19.2%

•	Fourth-quarter: 2.8 million wireless net adds
o	1.5 million U.S.
o	1.3 million Mexico
•	Full-year: 9.5 million wireless net adds
o	6.2 million U.S.
o	3.3 million Mexico
•	U.S. wireless fourth-quarter results:
o	1.1 million branded smartphones added to subscriber base
o	Best-ever postpaid phone churn of 0.98%
o	Wireless postpaid churn of 1.16%
o	Strong operating margin of 24.7%; best-ever fourth-quarter service EBITDA margin of 45.4%
•	Strong DIRECTV NOW launch with more than 200,000 paid net adds
•	235,000 U.S. DIRECTV satellite net adds with stable linear TV subscriber base
•	149,000 IP broadband net adds with stable total broadband base
•	Nearly 400 million North American 4G LTE POPs

Note: AT&T's fourth-quarter earnings conference call will be webcast at 4:30 p.m. ET on Wednesday, January 25, 2017. The webcast and related materials will be available on AT&T's Investor Relations website at www.att.com/investor.relations.

DALLAS, January 25, 2017 — AT&T Inc. (NYSE:T) today reported 2.8 million North American wireless net adds, strong DIRECTV NOW growth and solid adjusted operating margin and earnings gains, with continued free cash flow growth for the fourth quarter.

"2016 was a transformational year for AT&T, one in which we made tremendous progress toward our goal of becoming the global leader in telecom, media and technology," said Randall Stephenson, AT&T Chairman and CEO. "We launched DIRECTV NOW, our innovative over-the-top streaming service. Our 5G evolution plans and improved spectrum position are paving the way for the next-generation of super-fast mobile and fixed networks. And we shook-up the industry with our landscape-changing deal to acquire Time Warner, the logical next step in our strategy to bring together world-class content with best-in-class distribution which will drive innovation and more choice for consumers.
"At the same time, we performed at a high level in 2016 with growing revenues, expanding adjusted consolidated operating margins and solid adjusted earnings growth, and we hit our $1.5 billion DIRECTV cost-synergy target. We also delivered record cash from operations, which allowed us to return substantial value to investors and invest more in the U.S. economy."
Consolidated Financial Results
AT&T's consolidated revenues for the fourth quarter totaled $41.8 billion versus $42.1 billion in the year-ago quarter. Compared with results for the fourth quarter of 2015, operating expenses were $37.6 billion versus $34.6 billion; operating income was $4.2 billion versus $7.5 billion; and operating income margin was 10.2% versus 17.9%. When adjusting for amortization, merger- and integration-related and other items, operating income was $7.3 billion versus $7.1 billion; and operating income margin was 17.5%, up 70 basis points versus the year-ago quarter.

Fourth-quarter net income attributable to AT&T totaled $2.4 billion, or $0.39 per diluted share, compared to $4.0 billion, or $0.65 per diluted share, in the year-ago quarter. Adjusting for the $0.10 non-cash actuarial loss on benefit plans from the annual remeasurement process and $0.17 of costs for amortization, merger-and integration-related and other items, earnings per diluted share was $0.66 compared to an adjusted $0.63 in the year-ago quarter.

Cash from operating activities was $10.1 billion in the fourth quarter, and capital expenditures were $6.5 billion. Capital investment1 for the quarter totaled $6.7 billion. Free cash flow — cash from operating activities minus capital expenditures — was $3.7 billion for the quarter, up 19.2% versus the year-ago quarter even with higher capital spending.

Full-Year Results
For full-year 2016, compared with 2015 results, AT&T's consolidated revenues totaled $163.8 billion versus $146.8 billion, up 11.6% for the year, driven by a full year of results from DIRECTV and gains in IP services and video. Operating expenses reflect actuarial gains and losses on benefit plans and were $139.4 billion compared with $122.0 billion, up 14.3%; net income attributable to AT&T was $13.0 billion versus $13.3 billion, down 2.8%; and earnings per diluted share was $2.10, compared with $2.37. With adjustments for both years, operating income was $31.8 billion versus $27.7 billion; operating income margin was 19.4% versus 18.8%; and earnings per share totaled $2.84, compared with $2.71, an increase of 4.8%.

AT&T's full-year cash from operating activities was a record $39.3 billion, up from $35.9 billion in 2015. Capital expenditures, including capitalized interest, totaled $22.4 billion, versus $20.0 billion in 2015. Capital investment for the full year was $22.9 billion versus $20.7 billion in 2015. Full-year free cash flow was $16.9 billion compared to $15.9 billion in 2015. The company's free cash flow dividend payout ratio for the full year was 70%.2

2017 Outlook
On a business-as-usual basis without the impact of Time Warner, AT&T expects in 2017:
•	Consolidated revenue growth in the low-single digits
•	Adjusted EPS growth in the mid-single digit range
•	Adjusted operating margin expansion
•	Capital expenditures in the $22 billion range
•	Free cash flow in the $18 billion range

Adjustments include non-cash mark-to-market benefit plan gain/loss, merger integration and amortization costs and other adjustments. Traditionally, the mark-to-market adjustment is the largest item, which is driven by interest rates and investment returns that are not reasonably estimable at this time.  We expect amortization to be lower in 2017 compared to 2016.

14Q16 includes $267 million in capital purchases with favorable vendor payment terms.
2Free cash flow dividend payout ratio is dividends divided by free cash flow

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc.

About AT&T
AT&T Inc. (NYSE:T) helps millions around the globe connect with leading entertainment, mobile, high speed internet and voice services. We're one of the world's largest providers of pay TV. We have TV customers in the U.S. and 11 Latin American countries. We offer the best global coverage of any U.S. wireless provider.* And we help businesses worldwide serve their customers better with our mobility and highly secure cloud solutions.
Additional information about AT&T products and services is available at http://about.att.com. Follow our news on Twitter at @ATT, on Facebook at http://www.facebook.com/att and YouTube at http://www.youtube.com/att.
© 2017 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.
*Global coverage claim based on offering discounted voice and data roaming; LTE roaming; and voice roaming in more countries than any other U.S. based carrier. International service required. Coverage not available in all areas. Coverage may vary per country and be limited/restricted in some countries.
Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise.

This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations.
The "quiet period" for FCC Spectrum Auction 1000 (also known as the 600 MHz incentive auction) is now in effect. During the quiet period, auction applicants are required to avoid discussions of bids, bidding strategy and post-auction market structure with other auction applicants.

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between AT&T and Time Warner, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission.  These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and Time Warner and are subject to significant risks and uncertainties outside of our control.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that Time Warner stockholders may not adopt the merger agreement, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner, (5) risks related to disruption of management time from ongoing business operations due to the proposed merger, (6) failure to realize the benefits expected from the proposed merger and (7) the effect of the announcement of the proposed merger on the ability of Time Warner and AT&T to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. Discussions of additional risks and uncertainties are and will be contained in AT&T's and Time Warner's filings with the Securities and Exchange Commission. Neither AT&T nor Time Warner is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.  Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It
In connection with the proposed merger, AT&T has filed a registration statement on Form S-4, containing a proxy statement/prospectus with the Securities and Exchange Commission ("SEC").  AT&T and Time Warner have made the proxy statement/prospectus available to their respective stockholders and AT&T and Time Warner will file other documents regarding the proposed merger with the SEC.  This communication is not intended to be, and is not, a substitute for such filings or for any other document that AT&T or Time Warner may file with the SEC in connection with the proposed merger.  STOCKHOLDERS OF TIME WARNER ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AT&T, TIME WARNER AND THE PROPOSED MERGER.  Investors and security holders are able to obtain copies of the proxy statement/prospectus as well as other filings containing information about AT&T and Time Warner, without charge, at the SEC's website, http://www.sec.gov.  Copies of documents filed with the SEC by AT&T will be made available free of charge on AT&T's investor relations website at http://phx.corporate-ir.net/phoenix.zhtml?c=113088&p=irol-sec. Copies of documents filed with the SEC by Time Warner will be made available free of charge on Time Warner's investor relations website at http://ir.timewarner.com/phoenix.zhtml?c=70972&p=irol-sec.

Participants in Solicitation
AT&T, Time Warner and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Time Warner common stock in respect to the proposed merger. Information about the directors and executive officers of AT&T is set forth in the proxy statement for AT&T's 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 11, 2016. Information about the directors and executive officers of Time Warner is set forth in the proxy statement for Time Warner's 2016 Annual Meeting of Stockholders, which was filed with the SEC on May 19, 2016. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger and other relevant materials filed with the SEC.  These documents will be available free of charge from the sources indicated above.

Discussion and Reconciliation of Non-GAAP Measures
We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors.
Certain amounts have been conformed to the current period's presentation, including our change in accounting to capitalize customer set-up and installation costs and amortize them over the expected economic life of the customer relationship.

Free Cash Flow
Free cash flow is defined as cash from operations minus Capital expenditures. Free cash flow after dividends is defined as cash from operations minus Capital expenditures and dividends. Free cash flow dividend payout ratio is defined as the percentage of dividends paid to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including Capital expenditures, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Capital Investment
Capital Investment is a non-GAAP financial measure that adds to Capital expenditures the amount of vendor financing arrangements for capital improvements. These favorable payment terms are considered vendor financing arrangements and are reported as financing activities instead of Capital expenditures. Management believes that Capital Investment provides relevant and useful information to investors and other users of our financial data in evaluating long-term investment in our business.

EBITDA

Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with U.S. generally accepted accounting principles (GAAP).

EBITDA service margin is calculated as EBITDA divided by service revenues.

When discussing our segment results, EBITDA excludes equity in net income (loss) of affiliates, and depreciation and amortization from segment contribution. For our supplemental presentation of our combined domestic wireless operations (AT&T Mobility), EBITDA excludes depreciation and amortization from Operating Income.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing segment performance with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which segment managers are responsible and upon which we evaluate their performance.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be a more relevant measure than EBITDA Margin (EBITDA as a percentage of total revenue) for our Consumer Mobility segment operating margin and our supplemental AT&T Mobility operating margin. For the periods covered by this report, we subsidized a portion of some of our wireless handset sales, which are recognized in the period in which we sell the handset. Management views this equipment subsidy as a cost to acquire or retain a subscriber, which is recovered through the ongoing service revenue that is generated by the subscriber. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. Management compensates for these limitations by carefully analyzing how its competitors present performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

Adjusting Items

Adjusting items include revenues and costs we consider nonoperational in nature, such as items arising from asset acquisitions or dispositions. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often significant impact on our fourth-quarter results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses.) Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for (1) adjustments related to Mexico operations, which are taxed at the 30% marginal rate for Mexico and (2) adjustments that, given their magnitude can drive a change in the effective tax rate, reflect the actual tax expense or combined marginal rate of approximately 38%.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.

Entertainment Group Segment Adjusted Operating Revenues includes the external operating revenues from DIRECTV U.S. as reported in the DIRECTV Form 10-Q/A dated June 30, 2015 adjusted to (1) include operations reported in other DIRECTV operating segments that AT&T has chosen to manage in our Entertainment Group segment, (2) conform DIRECTV's practice of recognizing revenue to be received under contractual commitments on a straight line basis over the minimum contract period to AT&T's method of limiting the revenue recognized to the monthly amounts billed and (3) eliminate intercompany transactions from DIRECTV U.S. and the Entertainment Group segment. Adjusting Entertainment Group segment operating revenues provides for comparability between periods.

Net Debt to Adjusted EBITDA

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. The Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by annualized Net Debt Adjusted EBITDA. Annualized Net Debt Adjusted EBITDA excludes severance-related adjustments as described in our credit agreements. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt. Annualized Adjusted EBITDA is calculated by annualizing the year-to-date Net Debt Adjusted EBITDA.

For more information, contact:
Name: Fletcher Cook
AT&T Media Relations
Phone: (214) 757-7629
Email: fletcher.cook@att.com